UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2014

ADDUS HOMECARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34504	20-5340172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2300 Warrenville Rd. Downers Grove, IL	60515
(Address of principal executive offices)	(Zip Code)

630-296-3400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Maxine Hochhauser Employment Agreement

Effective December 15, 2014 (the “Effective Date”), Addus HealthCare, Inc. (“Addus HealthCare”), a wholly-owned subsidiary of Addus HomeCare Corporation (the “Company”), entered into an Employment and Non-Competition Agreement with Maxine Hochhauser (the “Employment Agreement”).

Pursuant to the Employment Agreement, Addus HealthCare will employ Ms. Hochhauser as its Chief Operating Officer beginning on the Effective Date. The Employment Agreement has a term of four years commencing on the Effective Date (the “Initial Employment Term”). At the end of the Initial Employment Term, the Employment Agreement will renew for successive one year terms unless earlier terminated pursuant to the terms of the Employment Agreement.

Pursuant to the Employment Agreement, Ms. Hochhauser is entitled to an annual base salary of $325,000 and, at the discretion of the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors, an annual bonus in an amount equal to up to 70% of her annual base salary depending on the achievement of certain objectives and target levels determined by the Compensation Committee. Ms. Hochhauser is also entitled to participate in Addus HealthCare’s health, disability, vacation and 401(k) plans, with matching contributions by Addus HealthCare of up to 6% of Ms. Hochhauser’s annual contribution, and a monthly car allowance. In addition, Ms. Hochhauser is entitled to a life insurance policy with a death benefit of up to five times her base salary, although Addus HealthCare is not required to pay more than 3% of Ms. Hochhauser’s base salary for such insurance policy.

In connection with Ms. Hochhauser’s relocation to Illinois, Ms. Hochhauser is entitled to a one-time $30,000 relocation bonus to reimburse her for certain relocation costs. She is also entitled to be reimbursed for certain other relocation expenses, up to $30,000, as well as for temporary housing and travel expenses during the period (up to seven months) prior to her relocation.

In connection with her employment, on the Effective Date, Ms. Hochhauser will be granted nonqualified stock options pursuant to the Company’s 2009 Stock Incentive Plan (the “Stock Incentive Plan”) to purchase 50,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The options will vest over a four year period subject to the terms and conditions set forth in the Stock Incentive Plan and the Nonqualified Stock Option Award Agreement, dated as of the Effective Date, between the Company and Ms. Hochhauser. The options will be exercisable at the fair market value of the Company’s Company Stock on the date of grant. In addition, on the Effective Date, Ms. Hochhauser will be granted 20,000 shares of restricted Common Stock, 12,000 of which will vest on the six-month anniversary of the Effective Date, and the balance of which will vest over the three-year period following the Effective Date, in each case, subject to the terms and conditions of the Stock Incentive Plan and the Restricted Stock Award Agreement, dated as of the Effective Date, between the Company and Ms. Hochhauser.

If Ms. Hochhauser’s employment is terminated with “reasonable cause” (as defined in the Employment Agreement), by reason of her death or disability or by Ms. Hochhauser without “good reason” (as defined in the Employment Agreement), she will be entitled to receive (i) any unpaid base salary for the period prior to the date of termination, (ii) any unpaid benefits for the period prior to the date of termination and (iii) in the case of termination by reason of death or disability, eligibility for life or disability insurance benefits contemplated by the Employment Agreement.

If (a) Ms. Hochhauser’s employment is terminated without reasonable cause or for good reason, subject to the conditions set forth in the Employment Agreement, she will be entitled to receive her “base cash compensation” (as defined in the Employment Agreement) payable in equal installments for twelve months following termination, or (b) if Ms. Hochhauser’s employment is terminated without reasonable cause in connection with a “change in control” (as defined in the Employment Agreement), she will be entitled to receive her “annual cash compensation” (as defined in the Employment Agreement) for twelve months following termination, less any other severance amounts received pursuant to the foregoing clause (a). In either case, Ms. Hochhauser will also be entitled to receive (i) any unpaid base salary for the period prior to the date of termination, (ii) a pro rata portion of her bonus, (iii) any unpaid benefits for the period prior to the date of termination and (iv) continuation of all benefits during such period (subject to early termination as provided in the Employment Agreement).

Pursuant to the Employment Agreement, Ms. Hochhauser has agreed that during the Initial Employment Term and any extension thereof, and for one year following termination, Ms. Hochhauser will not compete with the business of Addus HealthCare or certain of its affiliates or solicit any business from any customer thereof. The Employment Agreement also prohibits Ms. Hochhauser from disclosing any confidential information of Addus HealthCare and certain of its affiliates. Ms. Hochhauser has agreed to assign all inventions developed during the employment period to Addus HealthCare. Ms. Hochhauser has also agreed not to disparage Addus HealthCare or certain of its affiliates.

This summary is qualified in its entirety by reference to the full text of the Employment Agreement attached hereto as Exhibit 99.1 and incorporated by reference herein.

Darby Anderson Amendment to Employment and Non-Competition Agreement

Effective as of the Effective Date, Addus HealthCare entered into an Amendment to Employment and Non-Competition Agreement with Darby Anderson (the “Amendment”).

Pursuant to the Amendment, Addus HealthCare will promote Mr. Anderson to Executive Vice Present/Chief Business Development and Strategy Officer, a senior executive position that reports directly to the President and the Chief Executive Officer of Addus HealthCare. Additionally, Mr. Anderson’s employment duties were amended to reflect this promotion.

This summary is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Maxine Hochhauser as Chief Operating Officer

Maxine Hochhauser, age 53, was appointed Chief Operating Officer of Addus HealthCare effective December 15, 2014. Ms. Hochhauser has 30 years of healthcare experience in various settings. For the past two years, Ms. Hochhauser was Senior Vice President of Enterprise Operations at Amedisys, Inc., a home health and hospice provider traded on NASDAQ. Previously, Ms. Hochhauser was CEO of AllianceCare, a private-equity owned home health care company, President and CEO of Visiting Nurse Regional Healthcare System in Brooklyn, New York and EVP/COO – Delivery System at Metropolitan Jewish Health System in Brooklyn, New York, where she oversaw home health agencies, long-term home health programs, adult day care, skilled nursing facilities and hospice services.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Promotion of Darby Anderson to Executive Vice President/Chief Business Development and Strategy Officer

Darby Anderson was promoted to Executive Vice President/Chief Business Development and Strategy Officer of Addus HealthCare effective December 15, 2014. Previously, Mr. Anderson served as Senior Vice President of Addus HealthCare.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Retirement of Dennis Meulemans

On December 12, 2014, Dennis Meulemans, the Company’s Chief Financial Officer, indicated his intention to retire in 2015 after his replacement is named and following an appropriate transition period.

Item 7.01.	Regulation FD Disclosure

On December 15, 2014, the Company issued a press release announcing the appointment of Ms. Hochhauser as Chief Operating Officer, the promotion of Mr. Anderson to Executive Vice President/Chief Business Development and Strategy Officer and the planned retirement of Mr. Meulemans . A copy of the press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

The information in this Item of the Current Report, including the attached Exhibits, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

99.1	Employment and Non-Competition Agreement, effective December 15, 2014, by and between Addus HealthCare, Inc. and Maxine Hochhauser

99.2	Amendment to Employment and Non-Competition Agreement, effective December 15, 2014, by and between Addus HealthCare, Inc. and Darby Anderson

99.3	Press release of Addus HomeCare Corporation dated December 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Dated: December 15, 2014	By:	/s/ Dennis B. Meulemans
	Name:	Dennis B. Meulemans
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Employment and Non-Competition Agreement, effective December 15, 2014, by and between Addus HealthCare, Inc. and Maxine Hochhauser

99.2	Amendment to Employment and Non-Competition Agreement, effective December 15, 2014, by and between Addus HealthCare, Inc. and Darby Anderson

99.3	Press release of Addus HomeCare Corporation dated December 15, 2014